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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Alliant Techsystems Inc. on Post-Effective Amendment No. 4 of Form S-3 of our report dated May 26, 2004 (June 1, 2004 as to the change in operating segments described in Note 16) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets), appearing in the Form 8-K/A dated October 28, 2004 of Alliant Techsystems Inc. for the year ended March 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 17, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM